Exhibit 21

                       SUBSIDIARIES OF MRU HOLDINGS, INC.

The table below sets forth all subsidiaries of MRU Holdings, Inc., the state or other jurisdiction of incorporation or organization of each, and the names under which such subsidiaries do business.

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                                                       ADDITIONAL NAMES UNDER
                                        STATE OF          WHICH SUBSIDIARY
   SUBSIDIARY                         INCORPORATION        DOES BUSINESS
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Iempower, Inc.                          Delaware             MyRichUncle
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MRU Universal Guaranty Agency, Inc.     Delaware               None

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